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                                                                EXHIBIT 99 (r)

                                     PRESS
                                     RELEASE

                                     CONTACT: Dennis Beaulieu
                                     (603) 640-2206

                             WHITE MOUNTAINS CLOSES
                                 CGU ACQUISITION

HAMILTON, Bermuda, June 1, 2001 - White Mountains Insurance Group, Ltd. today completed its previously announced acquisition of CGNU plc's U.S. property and casualty operations, CGU.

Boston-based CGU, which will be renamed shortly, has become a wholly-owned subsidiary of White Mountains. White Mountains Chairman, Jack Byrne said, "We are delighted to bring this exciting acquisition to a successful finish." The definitive stock purchase agreement, as amended, as well as related debt and equity financing terms and conditions were previously filed with the Securities and Exchange Commission.

White Mountains fully diluted shares outstanding will increase to 10 million shares. Jack Byrne said, "Since September we have increased the equity and reduced the debt components of the transaction. CGU's loss reserves were significantly strengthened at year-end and we purchased significant adverse development reinsurance covers at closing. All these actions resulted in a reduced tangible book value but a much stronger balance sheet. As a result of the transaction, we estimate that our post-closing tangible book value has increased to approximately $290 per share, prior to the impact of purchase accounting adjustments."

Participating in the deal are principal equity partners Berkshire Hathaway, Franklin Mutual Advisors, Leucadia National Corporation, Banc One Capital Corp., Fairfax Financial Holdings Limited, Gotham Partners, Markel Corporation, Prospector Partners, CSFB Private Equity, through DLJ Merchant Banking Partners III, CAI Managers & Co., L.P., Fairholme Capital Management, Northaven Management, Inc., and Wyper Capital. The debt facility was arranged by Lehman Brothers Inc. Jack Byrne said, "We are fortunate to have assembled a world class group of equity and debt partners. We appreciate their commitment and support."

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company's web site located at www.whitemountains.com.

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CORPORATE HEADQUARTERS:                      EXECUTIVE OFFICES:
----------------------                       -----------------
WHITE MOUNTAINS INSURANCE GROUP, LTD.        WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322                  80 SOUTH MAIN STREET, HANOVER, NH 03755
HAMILTON,  HM 11   BERMUDA                   PH: 603-643-1567  *  FAX: 603-643-4562
PH: 441-296-6011 / FAX: 441-296-9904
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include:
(i) competitive forces, including the conduct of other property and casualty insurers and reinsurers, (ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients,
(iii) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting White Mountains' financial position and (iv) loss reserves and other balance sheet items established by White Mountains subsequently proving to have been inadequate. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

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
CORPORATE HEADQUARTERS:                       EXECUTIVE OFFICES:
----------------------                        -----------------
WHITE MOUNTAINS INSURANCE GROUP, LTD.         WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322                   80 SOUTH MAIN STREET, HANOVER, NH 03755
HAMILTON, HM 11 BERMUDA                       PH: 603-643-1567 * FAX: 603-643-4562
PH: 441-296-6011 / FAX: 441-296-9904
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